Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use and incorporation by reference in this Registration Statement on Amendment No.1 to Form S-4 of Ready Capital Corporation of our reports dated March 5, 2020, relating to the consolidated financial statements, the financial statement schedules, and the effectiveness of internal control over financial reporting of Anworth Mortgage Asset Corporation and its subsidiaries, appearing in this joint proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts.”

Los Angeles, California

February 4, 2021